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                                                                     EXHIBIT 4.3

                                 NOTE GUARANTEE

          For value received, each of the undersigned hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest, premium and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          This Note Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of November 23, 2005, among Sunshine Acquisition II, Inc., a Delaware corporation, SS&C Technologies, Inc., a Delaware corporation (the "Company"), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (as amended or supplemented, the "Indenture").

          This Note Guarantee shall become effective upon consummation of the Acquisition.

          THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note Guarantee.

          This Note Guarantee is subordinated in right of payment, in the manner and to the extent set forth in Article 10 of the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guarantee.

          This Note Guarantee is subject to release upon the terms set forth in the Indenture.

                         [Signatures on following page]

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                                      FINANCIAL MODELS COMPANY LTD.


                                      By: /s/ Stephen V. R. Whitman
                                          --------------------------------------
                                      Name: Stephen V. R. Whitman
                                      Title: Senior Vice President and Secretary


                                      FINANCIAL MODELS HOLDINGS INC.


                                      By: /s/ Stephen V. R. Whitman
                                          --------------------------------------
                                      Name: Stephen V.R. Whitman
                                      Title: Senior Vice President and Secretary


                                      SS&C FUND ADMINISTRATION SERVICES LLC


                                      By: /s/ Stephen V.R. Whitman
                                          --------------------------------------
                                      Name: Stephen V.R. Whitman
                                      Title: Senior Vice President and Secretary


                                      OMR SYSTEMS CORPORATION


                                      By: /s/ OMR Systems Corporation
                                          --------------------------------------
                                      Name: Stephen V.R. Whitman
                                      Title: Senior Vice President and Secretary


                                      OPEN INFORMATION SYSTEMS, INC.


                                      By: /s/ Open Information Systems, Inc.
                                          --------------------------------------
                                      Name: Stephen V.R. Whitman
                                      Title: Senior Vice President and Secretary

                                [Note Guarantee]